LEASE AGREEMENT

THIS LEASE AGREEMENT ("**this Lease**") is made as of this 17th day of ~~November,~~ December 2010, between **ARE-MARYLAND NO. 25, LLC**, a Maryland limited liability company ("**Landlord**"), and **NEOGENIX ONCOLOGY, INC.**, a Maryland corporation ("**Tenant**").

BASIC LEASE PROVISIONS

Address: Suite 270, 15010 Broschart Road, Rockville, Maryland 20850.

Premises: That portion of the Project, containing approximately 10,882 rentable square feet, as determined by Landlord and located on the second floor, as shown on **Exhibit A.**

Project: The real property on which the building ("**Building**") in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on **Exhibit B**.

Base Rent: $19,950.33, per month

Rentable Area of Premises: 10,882 sq. ft.

Rentable Area of Project: 38,203 sq. ft.

Tenant's Share of Operating Expenses: 28.49%

Security Deposit: $62,571.50

Target Commencement Date: May 31, 2011

Rent Adjustment Percentage: 3%

Base Term: Beginning on the Commencement Date and ending 84 months from the first day of the first full month following the Rent Commencement Date.

Permitted Use: research and development laboratory, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment:
For check payments remit to:

P.O. Box 79840
Baltimore, MD 21279-0840

For overnight courier remit to:

Lockbox # 79840
c/o Sun Trust Bank
1000 Stewart Avenue
Glen Burnie, MD 21061

Landlord's Notice Address:
385 E. Colorado Blvd., Suite 299
Pasadena, CA 91101
Attention: Corporate Secretary

Tenant's Notice Address (before Rent Commencement Date):
Neogenix Oncology, Inc.
9700 Great Seneca Highway
Rockville, MD 20850

With a copy to:

Neogenix Oncology, Inc.
Attn: Peter Gordon, CFO
Suite 24
445 Northern Boulevard
Great Neck, NY 11021

Tenant's Notice Address (after Rent Commencement Date):
Neogenix Oncology, Inc.
Suite 270
15010 Broschart Road
Rockville, MD 20850

With a copy to:

Neogenix Oncology, Inc.
Attn: Peter Gordon, CFO
Suite 24
445 Northern Boulevard
Great Neck, NY 11021

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

[X] **EXHIBIT A** - PREMISES DESCRIPTION
[X] **EXHIBIT B** - DESCRIPTION OF PROJECT
[X] **EXHIBIT C** – WORK LETTER
[X] **EXHIBIT D** – COMMENCEMENT DATE
[X] **EXHIBIT E** – RULES AND REGULATIONS
[X] **EXHIBIT F** - TENANT'S PERSONAL PROPERTY

1. **Lease of Premises.** Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant together with the right in common with Landlord and other tenants and occupants of the Building the use and enjoyment of the Common Areas (as defined below) of the Building, and Tenant hereby leases the Premises from Landlord. The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the "**Common Areas.**" Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant's use of or access to the Premises for the Permitted Use or the parking rights granted to Tenant in this Lease.

2. **Delivery; Acceptance of Premises; Commencement Date.** Landlord shall use reasonable efforts to deliver the Premises to Tenant on or before the Target Commencement Date, with Landlord's Work Substantially Completed (as defined below) ("**Delivery**" or "**Deliver**"). If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not Deliver the Premises within 60 days of the Target Commencement Date for any reason other than Force Majeure Delays or Tenant Delays (all as defined below), Tenant may terminate this Lease. If Landlord does not deliver the Premises within 60 Days of the Target Commencement Date for any reason other than Force Majeure Delays or fault of Landlord, Landlord may terminate this Lease. If this Lease is terminated by Landlord or Tenant as provided above, such party shall deliver written notice to the other, and if so terminated by either: (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions that expressly survive termination of this Lease. As used herein, (i) "**Landlord's Work**" means the work of constructing the improvements to the Premises described on **Exhibit C**, which shall be performed by Landlord at its sole cost and expense, (ii) "**Force Majeure Delays**" means delays arising by reason of any Force Majeure (as defined in Section 34), (iii) "**Tenant Delays**" means (A) Tenant's request for changes to Landlord's Work, which Landlord advises Tenant will result in a delay in the completion of Landlord's Work, with an estimate of the number of days of such delay, and that Tenant notifies Landlord in writing to perform nevertheless ("**Tenant Authorized Delay Changes**"), (B) construction of any such Tenant Authorized Delay Changes, (C) Tenant's request

for materials, finishes, or installations requiring unusually long lead times that were not originally included as a part of Landlord's Work, (D) Tenant's delay in reviewing, revising, or approving any plans and specifications relating to Landlord's Work, (E) Tenant's delay in providing information critical to the normal progression of the Project (Tenant shall provide such information requested by Landlord as soon as reasonably possible, but in no event longer than 4 business days after receipt of any request for such information from Landlord), and (F) any other act or omission by Tenant or any Tenant Party (as defined herein), or persons employed by any of such persons that actually results in a delay in Landlord's completion of Landlord's Work, and (iv) "**Substantially Completed**" means the substantial completion of Landlord's Work (A) in a good and workmanlike manner, (B) in accordance with the requirements described in **Exhibit C**, and (C) in accordance with all applicable Legal Requirements, subject only to normal "punch list" items. Landlord will promptly perform such punch list items. Tenant shall obtain, at its sole cost and expense, any applicable use and occupancy permit for the Premises issued by the applicable Governmental Authority. If neither Landlord nor Tenant elects to void this Lease within 5 business days of the lapse of such 60 day period as provided above, Landlord shall continue to use reasonable efforts to Deliver the Premises to Tenant for an additional period of 30 days. If Landlord does not Deliver the Premises within such additional 30 day period, this Lease may be terminated by Landlord or Tenant by written notice to the other to the extent either Landlord or Tenant is permitted to terminate this Lease as provided above, and if so terminated by either: (x) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant, and (z) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions that expressly survive termination of this Lease. If neither Landlord nor Tenant elects to void this Lease within 5 business days of the lapse of such additional 30 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect. At least 10 days before the anticipated Delivery of the Premises to Tenant, Landlord shall notify Tenant in writing of the date of such anticipated Delivery of the Premises. Such written notification shall be adequate if it is in the form of an e-mail message to Dan Scher at danischer@neogenix.com. If the failure to Deliver the Premises is due to Force Majeure Delays, either party may terminate this Lease by giving written notice to the other party within 5 business days after the lapse of the 180 day period after the Target Commencement Date. If neither Landlord nor Tenant elects to void this Lease within such 5 business day period, Landlord and Tenant shall be deemed to have waived its right to terminate this Lease because of the failure of Landlord to Deliver the Premises by reason of a Force Majeure Delay.

The "**Commencement Date**" shall mean the date of full execution and delivery of this Lease. The "**Rent Commencement Date**" shall be the *earliest* of: (i) the date Landlord Delivers the Premises to Tenant; (ii) the date Landlord could have Delivered the Premises but for Tenant Delays; and (iii) the date Tenant conducts any business in all or any part of the Premises. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date, the Rent Commencement Date, and the expiration date of the Term when such are established in the form of the "Acknowledgement of Commencement Date" attached to this Lease as **Exhibit D**; provided, however, that Tenant's failure to execute and deliver such acknowledgment shall not affect Landlord's rights hereunder. The "**Term**" of this Lease shall be the Base Term, as defined above in the Basic Lease Provisions.

Except as set forth in the Work Letter and in this paragraph: (i) Tenant shall accept the Premises in their condition as of the Commencement Date, subject to all applicable Legal Requirements (as defined in Section 7 hereof); (ii) Landlord shall have no obligation for any defects in the Premises; and (iii) Tenant's taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. Any occupancy of the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease. Notwithstanding the foregoing provisions of this paragraph, Tenant shall have a period of 60 days after Landlord's delivery of the Premises to Tenant to reasonably identify in writing any latent defects in the mechanical, electrical and plumbing systems serving the Premises. For

purposes of this paragraph, "**latent defects**" means those material defects in such systems that could not have been identified or discovered through a reasonable inspection of such systems conducted by a technician. Landlord will promptly repair such identified defects.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant's representations, warranties, acknowledgments and agreements contained herein.

3. **Rent.**

(a) **Base Rent**. The first month's Base Rent and the Security Deposit shall be due and payable on delivery of an executed copy of this Lease to Landlord. Beginning on the first full calendar month after the Rent Commencement Date but subject to the provisions of Section 4(a), Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

(b) **Additional Rent**. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent ("**Additional Rent**"): (i) Tenant's Share of "Operating Expenses" (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period. Except as otherwise set forth in this Lease, Tenant shall pay Additional Rent to Landlord within 10 days after Tenant's receipt of a reasonably detailed demand therefor from Landlord.

4. **Base Rent Adjustments**. Base Rent shall be increased on each anniversary of the first day of the first full month during the Term of this Lease (each an "**Adjustment Date**") by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.

(a) Notwithstanding anything to the contrary contained in this Lease, but provided Tenant is not then in Default hereunder, Landlord hereby grants Tenant an abatement of the Base Rent and Operating Expenses payable during the period between the Rent Commencement Date and the expiration of the 9.5 full calendar month period after the calendar month in which the Rent Commencement Date occurs. Thereafter, Tenant shall pay the full amount of Base Rent and Operating Expenses due in accordance with the provisions of this Lease. Notwithstanding anything to the contrary in this Section 4(a), the adjustment in the Base Rent as set forth in this Section 4 shall be based on the full and unabated amount of Base Rent payable for the first 12 month period from and after the Rent Commencement Date.

5. **Operating Expense Payments**. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term ("**Annual Estimate**"), which may be revised by Landlord from time to time during such calendar year. Beginning on the Rent Commencement Date but subject to the provisions of Section 4(a), Tenant shall pay Landlord on or before the first day of each calendar month during the Term hereof an amount equal to 1/12th of Tenant's Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

The term "**Operating Expenses**" means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Project (including, without duplication, Taxes (as defined in Section 9), capital repairs and improvements made to accomplish a reduction in the Operating Expenses or to comply with any changes in applicable Legal Requirements enacted after the Commencement Date (such capital repairs and improvements to be amortized over their useful life in accordance with generally acceptable accounting principles consistently applied ("**GAAP**")) ("**Permitted Capital Expenditures**"), and the costs of Landlord's third party property manager or, if there is no third party property manager, administration rent in the amount of 4% of Base Rent), excluding only:

(a) the original construction costs of the Project and renovation prior to the date of this Lease and costs of correcting defects in such original construction or renovation;

(b) Except for Permitted Capital Expenditures, capital expenditures for expansion of the Project;

(c) interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;

(d) depreciation of the Project (except for Permitted Capital Expenditures));

(e) advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

(f) legal and other expenses incurred in the negotiation or enforcement of leases or other matters not directly related to the ongoing ownership, operation, and maintenance of the Project;

(g) completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(h) costs of utilities outside normal business hours sold to tenants of the Project;

(i) costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(j) salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project (for those officers and employees of Landlord in the mid-Atlantic region who are so assigned in whole or in part, such compensation may be included as part of the Operating Expenses based on the pro rata amount of time such officers and employees devote to the operation, management, maintenance or repair of the Project);

(k) general organizational, administrative and overhead costs relating to maintaining Landlord's existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(l) costs (including attorneys' fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Project;

(m) costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(n) penalties, fines or interest incurred as a result of Landlord's inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord's failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(o) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods actually furnished and/or services actually performed in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(p) costs of Landlord's charitable or political contributions, or of fine art acquired or maintained at the Project;

(q) costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(r) costs incurred in the sale or refinancing of all or any part of the Project;

(s) net income taxes of Landlord or the owner of any interest in the Project (except to the extent such net income taxes are in substitution for any Taxes payable hereunder), franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein; and

(t) any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required but not to exceed 150 days), Landlord shall furnish to Tenant a statement (an "**Annual Statement**") showing in reasonable detail: (a) the total and Tenant's Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant's payments in respect of Operating Expenses for such year. The Annual Statement shall be comparable in detail to the form of Annual Statement provided to Tenant for calendar years 2008 and 2009. If Tenant's Share of actual Operating Expenses for such year exceeds Tenant's payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant's payments of Operating Expenses for such year exceed Tenant's Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 90 days after Tenant's receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 90 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord's statement of Tenant's Share of Operating Expenses, Landlord will provide Tenant with access to Landlord's books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant's questions ("**Expense Information**"). If after Tenant's review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant's Share of Operating Expenses, then Tenant shall have the right to have an independent and reputable public accounting firm selected by Tenant, working pursuant to a fee arrangement other than a contingent fee (at Tenant's sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review the Expense Information for the year in question ("**Independent Review**"). The results of any such Independent Review shall be binding on Landlord and Tenant. For purposes of this paragraph, Landlord hereby approves (a) Coale, Pripstein & Associates and (b) Reznick Group as an independent public accounting firms that may conduct the Independent Review. Tenant shall keep the results of the Independent Review confidential and shall not share or disseminate all or any part of such information with any third party other than Tenant's professional advisors. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant's Share of Operating Expenses for such calendar year, Landlord shall at Landlord's option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant's payments with respect to Operating Expenses for such calendar year were less than Tenant's Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant's obligation to share therein begins and ends shall be prorated.

"**Tenant's Share**" shall be the percentage set forth in the Basic Lease Provisions as Tenant's Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter; but in no event shall Tenant's Share be increased except as otherwise provided in this Lease. Landlord may equitably increase Tenant's Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. In calculating the Operating Expenses, no expense shall be charged more than once and Landlord shall not collect from tenants within the Project more than 100% of the Operating Expenses for the Project (subject, however, to applicable annual reconciliations). On Tenant's written request, Landlord shall provide reasonable documentation to substantiate the reallocation and computation of Tenant's Share as it relates to such item of expense. Base Rent, Tenant's Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as "**Rent**."

6. **Security Deposit**. Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit ("**Security Deposit**") for the performance of all of Tenant's obligations hereunder in the amount set forth in the Basic Lease Provisions, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit ("**Letter of Credit**"): (i) in form and substance satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution satisfactory to Landlord (for purposes of this clause, Signature Bank is satisfactory to Landlord), and (v) redeemable by presentation of a sight draft in the state of Landlord's choice. If Tenant does not provide Landlord with a

substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's Default (as defined in Section 20). Upon each occurrence of a Default, Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease and the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's Default and that is not otherwise readily recovered from insurance proceeds, without prejudice to any other remedy provided herein or provided by law. Upon any such use of all or any portion of the Security Deposit, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to the amount set forth in the Basic Lease Provisions. Tenant hereby waives the provisions of any law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy Defaults in the payment of Rent or to repair damage caused by Tenant or to clean the Premises. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. Upon any such use of all or any portion of the Security Deposit, Tenant shall, within 5 days after demand from Landlord, restore the Security Deposit to its original amount. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within 60 days after the expiration or earlier termination of this Lease.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord's obligations under this Section 6 together with an acknowledgement of receipt by such person or entity, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's Default. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

7. **Use**. The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, "**ADA**") (collectively, "**Legal Requirements**" and each, a "**Legal Requirement**"). Tenant shall, upon 5 days' written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement; provided, however, that Tenant shall have the right at its sole cost and expense to contest any such declaration, and such non-compliance shall not be deemed a breach of this Lease during such contest provided such contest shall be diligently prosecuted with continuity and provided that (a) such noncompliance shall not (i) constitute a crime or an offense punishable by imprisonment of Landlord, (ii) will not endanger the Premises, (iii) will not subject Landlord to any civil or criminal fine or other financial penalty or forfeiture, and (iv) will not increase the insurance premiums for the Project, (b) Tenant furnishes to Landlord security, reasonably satisfactory to Landlord, against any loss or injury by reason of any such contest, and (c) Tenant keeps Landlord apprised from time to time on the status of such contest. Landlord will not be required to join any proceedings pursuant to this Section unless the provision of any applicable Legal Requirement at the time in effect requires that the proceedings be brought by or in the name of Landlord, or both. In that event Landlord shall join the proceedings or permit them to be brought in its name if Tenant pays all

related expenses. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Tenant shall not permit any part of the Premises to be used as a "place of public accommodation", as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant's failure to comply with the provisions of this Section or otherwise caused by Tenant's use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed, or conditioned. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant's Share as usually furnished for the Permitted Use. Notwithstanding any contrary provision contained in this Lease, Landlord acknowledges that Tenant shall have no obligation to pay (I) Tenant's Share of any increase in the insurance premiums forming a part of the Operating Expenses attributable to Tenant's initial Permitted Use of the Premises for research and development of oncology products, or (II) the cost of any capital expenses incurred by Landlord for modifications to the Building attributable to Tenant's initial Permitted Use of the Premises for research and development of oncology products.

(a) **Modifications to Common Areas.** Landlord shall, as an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located but subject to the provisions of this Section 7) or at Tenant's expense (to the extent such Legal Requirement is applicable solely by reason of Tenant's, as compared to other tenants of the Project, particular use of the Premises but subject to the provisions of this Section 7) make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements, including the ADA. Landlord has received no written notice from any Governmental Authority (as defined in Section 9 below) that the Premises are not in compliance with the applicable provisions of the ADA. Tenant, at its sole expense, shall make any alterations or modifications to the interior of the Premises that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys' fees, charges and disbursements and costs of suit) (collectively, "**Claims**") arising out of or in connection with Legal Requirements, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement attributable to, or in connection with, Tenant's breach of its obligations under this Lease.

8. **Holding Over.** If, with Landlord's express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount

as Landlord may indicate, in Landlord's sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant's holding over (including consequential damages if Landlord has advised Tenant in advance of any particular consequential damages that Landlord may incur or suffer as a result of Tenant's holding over, including, without limitation, consequential damages that Landlord may incur or suffer by reason of Landlord's inability to lease the Premises or deliver occupancy to a particular tenant). No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9. **Taxes**. Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as "**Taxes**"), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, "**Governmental Authority**") during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (v) imposed as a license or other fee, charge, tax, or assessment on Landlord's business or occupation of leasing space in the Project. To the extent Taxes may be paid in installments, Landlord shall pay the Taxes in the maximum number of installments that do not trigger any late fees, penalties, or interest charges. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include any net income taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord's determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.

10. **Parking**. Subject to all Legal Requirements, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right, in common with other tenants of the Project pro rata in accordance with the rentable area of the Premises and the rentable areas of the Project occupied by such other tenants, to park in those areas designated for non-reserved parking, subject in each case to Landlord's rules and regulations. Landlord may allocate parking spaces among Tenant and other tenants in the Project pro rata as described above if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties, including other tenants of the Project. As of

the Commencement Date, the current parking ratio is 2.5 standard sized spaces per 1,000 leased rentable square feet.

11. **Utilities, Services.**

(a) **General**. Landlord shall provide, subject to the terms of this Section 11, janitorial services to the Common Areas, water, electricity, heat, light, power, telephone, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), and refuse and trash collection (collectively, "**Utilities**"). Landlord shall pay, as Operating Expenses or subject to Tenant's reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Landlord may cause, at Tenant's expense, any Utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of Utilities, from any cause whatsoever other than Landlord's willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use.

(b) **Generator**. Landlord's sole obligation for either providing an emergency generator or providing emergency back-up power to Tenant ("**Generator**") shall be: (i) to provide and install a Generator with not less than the stated capacity of the Generator to be installed at the Project by the Rent Commencement Date, and (ii) to contract with a third party to maintain the Generator as per the manufacturer's standard maintenance guidelines. Landlord shall have no obligation to provide Tenant with operational emergency generators or back-up power or to supervise, oversee or confirm that the third party maintaining the Generator is maintaining the Generator as per the manufacturer's standard guidelines or otherwise. During any period of replacement, repair or maintenance of the Generator when the Generator is not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power. Subject to the terms and conditions of this paragraph, Tenant will be allocated electrical power from the Generator in an amount not to exceed 60 kilowatts. Tenant expressly acknowledges and agrees that Landlord does not guaranty that the Generator will be operational at all times or that emergency power will be available to the Premises when needed.

(c) **Autoclave**. As part of Landlord's Work, Landlord shall install an autoclave ("**Autoclave**") for the Premises. Landlord shall retain ownership of the Autoclave, but Tenant shall have the right to use the Autoclave during the Term. Except for the installation of the Autoclave, Landlord shall have no obligation to supervise, oversee, or confirm that any third party maintaining the Autoclave is maintaining the Autoclave as per the manufacturer's standard guidelines or otherwise. Tenant shall, at its sole cost and expense, contract with a third party reasonably acceptable to Landlord to maintain the Autoclave as per the manufacturer's standard maintenance guidelines. During any period of replacement, repair, or maintenance of the Autoclave or when the Autoclave is not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up autoclave. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such Autoclave will be operational at all times. Tenant shall, at its sole cost and expense, maintain the Autoclave in good working order, condition, and repair, ordinary wear and tear excepted.

(d) **Water Purification System**. As part of Landlord's Work, Landlord shall install a water purification system ("**Water Purifier**") for the Premises. Landlord shall retain ownership of the Water

Purifier, but Tenant shall have the right to use the Water Purifier during the Term. Except for the installation of the Water Purifier, Landlord shall have no obligation to supervise, oversee, or confirm that any third party maintaining the Water Purifier is maintaining the Water Purifier as per the manufacturer's standard guidelines or otherwise. Tenant shall, at its sole cost and expense, contract with a third party reasonably acceptable to Landlord to maintain the Water Purifier as per the manufacturer's standard maintenance guidelines. During any period of replacement, repair, or maintenance of the Water Purifier or when the Water Purifier is not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up water purification system. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such Water Purifier will be operational at all times. Tenant shall, at its sole cost and expense, maintain the Water Purifier in good working order, condition, and repair, ordinary wear and tear excepted.

(e) **Cold Box**. During the Term, Tenant shall have the right to use the walk-in refrigerator ("**Cold Box**") located in the Premises. Landlord shall retain ownership of the Cold Box, but Tenant shall at its expense maintain, repair, and, if necessary, replace the compressor serving the Cold Box. As of the Commencement Date, the Cold Box is in good working order and condition. Tenant shall, at its sole cost and expense, contract with a third party reasonably acceptable to Landlord to maintain the Cold Box as per the manufacturer's standard maintenance guidelines. During any period of replacement, repair, or maintenance of the Cold Box or when the Cold Box is not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up walk-in refrigerator. Tenant expressly acknowledges and agrees that Landlord does not guaranty that the Cold Box will be operational at all times. Tenant shall, at its sole cost and expense, maintain the Cold Box in good working order, condition, and repair, ordinary wear and tear excepted.

12. **Alterations and Tenant's Property**. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other then by ordinary plugs or jacks) to Building Systems (as defined in Section 13) ("**Alterations**") shall be subject to Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion if any such Alteration affects the structure or Building Systems, but which shall otherwise not be unreasonably withheld, conditioned, or delayed. Tenant may construct nonstructural Alterations in the Premises without Landlord's prior approval if the aggregate cost of all such work in any 12 month period does not exceed $25,000 (a "**Notice-Only Alteration**"), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 15 business days in advance of any proposed construction. Tenant may make cosmetic and decorative changes (a "**Cosmetic Changes**") to the Premises without Landlord's prior approval if the aggregate cost of all Cosmetic Changes in any 12 month period does not exceed $25,000, provided Tenant notifies Landlord in writing of the intended Cosmetic Changes and Tenant provides Landlord with such information concerning the nature and cost of the Cosmetic Changes as may be reasonably requested by Landlord, which notice and information shall be delivered to Landlord before the commencement of any Cosmetic Change. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord's reasonable discretion. Any request for approval shall be in writing, delivered not less than 10 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord's right to review plans and specifications and to monitor

construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. If Landlord does not respond to such request within such 10 business day period, Tenant shall send a second written notice to Landlord (together with a concurrent copy sent by a reputable overnight delivery service providing receipted evidence of delivery to Mr. Lawrence Diamond, Alexandria Real Estate Equities, Inc., 946 Clopper Road, Gaithersburg, Maryland 20878) requesting Landlord's approval of the proposed Alteration. If Landlord does not respond within 5 business days after receipt of such second notice, such request for Alterations shall be deemed to have been approved by Landlord. Such second notice to Landlord shall state the following in bold face type in capitalized letters:

> **LANDLORD'S FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS REQUEST SHALL MEAN THAT LANDLORD HAS BEEN DEEMED TO HAVE APPROVED THE REQUEST FOR ALTERATIONS DESCRIBED IN THIS REQUEST.**

Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, within 15 days after demand therefor, an amount equal to 2% of all charges incurred by Tenant or its contractors or agents in connection with any Alteration to cover Landlord's overhead and expenses for plan review, coordination, scheduling and supervision. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens for those Alterations costing in excess of $100,000, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance (in form and substance satisfactory to Landlord; form ACORD 28 [2006/07] is not satisfactory to Landlord) for workers' compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) "as built" plans for any such Alteration.

Other than (i) the items, if any, listed on **Exhibit F** attached hereto, (ii) any items agreed by Landlord in writing to be included on **Exhibit F** in the future, and (iii) any trade fixtures, machinery, equipment and other personal property not paid for by Landlord that may be removed without material damage to the Premises, which damage shall be repaired (including capping or terminating utility hook-ups behind walls) by Tenant during the Term (collectively, "**Tenant's Property**"), all property of any kind paid for by Landlord, all Alterations, real property fixtures, built-in machinery and equipment, built-in casework and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises, such as fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch (collectively, "**Installations**") shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises as a part thereof in accordance with <u>Section 28</u> following the expiration or earlier termination of this Lease; <u>provided, however</u>, that Landlord shall, at the time its approval of such Installation is requested, notify Tenant if it has elected to cause Tenant to remove such

Installation upon the expiration or earlier termination of this Lease. If Landlord so elects, Tenant shall remove such Installation upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal, including, when removing any of Tenant's Property which was plumbed, wired or otherwise connected to any of the Building Systems, capping off all such connections behind the walls of the Premises and repairing any holes. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

13. **Landlord's Repairs.** Landlord, as an Operating Expense, shall maintain all of the structural, exterior, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project ("**Building Systems**"), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant's agents, servants, employees, invitees and contractors (collectively, "**Tenant Parties**") excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant's sole cost and expense. Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant 24 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall initiate efforts to effect such repair within 4 business days after Landlord's receipt of such notice. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant's written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord's expense and agrees that the parties' respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

14. **Tenant's Repairs.** Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all interior, non-structural portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 10 days of Landlord's notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the actual out of pocket costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

15. **Mechanic's Liens.** Tenant shall discharge, by bond or otherwise, any mechanic's lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to and for which Tenant or its agents retained the supplier of goods and services, Tenant within 15 days after notice of the filing thereof, at Tenant's sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security

to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant's business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16. **Indemnification.**

(a) **By Tenant**. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or gross negligence of Landlord. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant's business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

(b) **By Landlord**. Landlord hereby indemnifies and agrees to defend, save and hold Tenant harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Project (excluding, however, the Premises), except to the extent caused by the willful misconduct or gross negligence of Tenant.

17. **Insurance**. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers' compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant's use of the Premises.

Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant's expense; workers' compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance policy shall name Landlord and Alexandria Real Estate Equities, Inc., and its and their respective members, officers, directors, employees, managers, and agents (collectively, "**Landlord Parties**"), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder

rating of A and financial category rating of at least Class X in "Best's Insurance Guide"; shall not be cancelable for nonpayment of premium unless 30 days prior written notice shall have been given to Landlord from the insurer; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Copies of such policies (if requested by Landlord), or certificates of insurance (in form and substance satisfactory to Landlord; form ACORD 28 [2006/07] is not satisfactory to Landlord) showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance. Tenant's policy may be a "blanket policy" with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors ("**Related Parties**"), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other's insurer.

Landlord may require insurance policy limits to be raised to bring coverage limits to levels then being generally required of new tenants within the Project and that are equal to or less than coverage limits being required of tenants in comparable projects owned by prudent landlords; provided, however, that in all events such coverage limits shall conform to requirements of Landlord's lender.

18. **Restoration**. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 60 days after discovery of such damage ("**Landlord's Estimate Notice**") as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable ("**Restoration Period**"). If the Restoration Period is estimated to exceed 12 months ("**Maximum Restoration Period**"), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord's election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 5 business days of receipt of Landlord's Estimate Notice estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by

Tenant or by Landlord and paid for by Tenant unless covered by the insurance Landlord maintains as an Operating Expense hereunder, in which case such improvements shall be included, to the extent of such insurance proceeds, in Landlord's restoration), subject to delays arising from the collection of insurance proceeds, from Force Majeure events, or as needed for Tenant to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as "**Hazardous Materials Clearances**"); provided, however, that (a) the condition relating to Landlord's receipt of sufficient insurance proceeds shall not be applicable if Landlord's inability or failure to receive such insurance proceeds is due solely to Landlord's failure to maintain the insurance it is obligated to maintain under the terms and conditions of this Lease, or (b) if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period for reasons not within the sole control of Landlord, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage, or if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant's business. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate this Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19. **Condemnation**. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "**Taking**" or "**Taken**"), and the Taking would either prevent or materially interfere with Tenant's use of the Premises or materially interfere with or impair Landlord's ownership or operation of the Project, then upon written notice by either Landlord or Tenant this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant's Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any

such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20. **Events of Default**. Each of the following events shall be a default ("**Default**") by Tenant under this Lease:

(a) **Payment Defaults**. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 5 days of any such notice not more than once in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.

(b) **Insurance**. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.

(c) **Abandonment**. Tenant shall abandon the Premises.

(d) **Improper Transfer**. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant's interest in this Lease or the Premises except as expressly permitted herein, or Tenant's interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e) **Liens**. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 15 days after notice that any such lien is filed against the Premises.

(f) **Insolvency Events**. Tenant or any guarantor or surety of Tenant's obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "**Proceeding for Relief**"); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(g) **Estoppel Certificate or Subordination Agreement.** Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a second notice requesting such document.

(h) **Other Defaults**. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 15 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant's default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 15 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 15 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 60 days from the date of Landlord's notice.

21. **Landlord's Remedies.**

(a) **Interest**. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law ("**Default Rate**"), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant's Default hereunder.

(b) **Late Payment Rent**. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum of 6% of the overdue Rent as a late charge (provided that Tenant shall not be required to pay such late charge upon the first occurrence of a late payment by Tenant of Rent during each calendar year during the Term). The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c) **Re-Entry**. Landlord shall have the right, immediately or at any time thereafter, without further notice to Tenant (unless otherwise provided herein), to enter the Premises, without terminating this Lease or being guilty of trespass, and do any and all acts as Landlord may deem necessary, proper or convenient to cure such default, for the account and at the expense of Tenant, any notice to quit or notice of Landlord's intention to re-enter being hereby expressly waived, and Tenant agrees to pay to Landlord as Additional Rent all damage and/or expense incurred by Landlord in so doing, including interest at the Default Rate, from the due date until the date payment is received by Landlord.

(d) **Termination**. Landlord shall have the right to terminate this Lease and Tenant's right to possession of the Premises and, with legal process, take possession of the Premises and remove Tenant, any occupant and any property therefrom, using such force as may be permitted by law, without being guilty of trespass and without relinquishing any rights of Landlord against Tenant, any notice to quit, or notice of Landlord's intention to re-enter being hereby expressly waived. Landlord shall be entitled to recover damages from Tenant for all amounts covenanted to be paid during the remainder of the Term (except for the period of any holdover by Tenant, in which case the monthly rental rate stated at Section 8 herein shall apply), which may be accelerated by Landlord at its option, discounted to present value by using a reasonable discount rate selected by Landlord, together with (i) all expenses of any proceedings (including, but not limited to, legal expenses and attorney's fees) which may be necessary in order for Landlord to recover possession of the Premises, (ii) the expenses of the re-renting of the Premises (including, but not limited to, any commissions paid to any real estate agent, advertising expense and the costs of such alterations, repairs, replacements or modifications that Landlord, in its sole judgment, considers advisable and necessary for the purpose of re-renting), and (iii) interest computed at the Default Rate from the due date until paid; provided, however, that there shall be credited against the

amount of such damages all amounts received by Landlord from such re-renting of the Premises, with any overage being refunded to Tenant. Landlord shall in no event be liable in any way whatsoever for failure to re-rent the Premises or, in the event that the Premises are re-rented, for failure to collect the rent thereof under such re-renting and Tenant expressly waives any duty of the Landlord to mitigate damages. No act, action, or thing done by Landlord shall be deemed to be an acceptance of a surrender of the Premises, unless Landlord shall execute a written agreement of surrender with Tenant. Tenant's liability hereunder shall not be terminated by the execution of a new lease of the Premises by Landlord, unless that new lease expressly so states. In the event Landlord does not exercise its option to accelerate the payment of amounts owed as provided hereinabove, then Tenant agrees to pay to Landlord, upon demand, the amount of damages herein provided after the amount of such damages for any month shall have been ascertained; provided, however, that any expenses incurred by Landlord shall be deemed to be a part of the damages for the month in which they were incurred. Separate actions may be maintained each month or at other times by Landlord against Tenant to recover the damages then due, without waiting until the end of the term of this Lease to determine the aggregate amount of such damages. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or being dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

(e) **Lien for Rent**. Upon any Default by Tenant in the payment of Rent or other amounts owed hereunder, Landlord shall have a lien upon the property of Tenant in the Premises for the amount of such unpaid amounts, and Tenant hereby specifically waives any and all exemptions allowed by law. In such event, Tenant shall not remove any of Tenant's property from the Premises except with the prior written consent of Landlord, and Landlord shall have the right and privilege, at its option, to take possession of all Tenant's property in the Premises, to store the same on the Premises, or to remove it and store it in such place as may be selected by Landlord, at Tenant's risk and expense. If Tenant fails to redeem the personal property so seized, by payment of whatever sum may be due Landlord hereunder (including all storage costs), Landlord shall have the right, after twenty (20) days written notice to Tenant of its intention to do so, to sell such personal property so seized at public or private sale and upon such terms and conditions as may appear advantageous to Landlord, and after the payment of all proper charges incident to such sale, apply the proceeds thereof to the payment of any balance due to Landlord on account of rent or other obligations of Tenant pursuant to this Lease. In the event there shall then remain in the hands of Landlord any balance realized from the sale of said personal property, the same shall be paid over to Tenant. The exercise of the foregoing remedy by Landlord shall not relieve or discharge Tenant from any deficiency owed to Landlord which Landlord has the right to enforce pursuant to any of the provisions of this Lease. Tenant shall also be liable for all expenses incident to the foregoing process, including any auctioneer or attorney's fees or commissions. At Tenant's request, Landlord shall subordinate its lien rights as set forth in this paragraph to the lien, operation, and effect of any bona fide third party financing for equipment, trade fixtures, leasehold improvements, and/or working capital pursuant to a subordination agreement in form and substance reasonably acceptable to Landlord. Such subordination shall be limited to specific items of equipment and shall not be in the form of a blanket lien subordination.

(f) **Other Remedies**. In addition to the foregoing, Landlord, at its option, without further notice or demand to Tenant, shall have all other rights and remedies provided at law or in equity.

22. **Assignment and Subletting.**

(a) **General Prohibition.** Without Landlord's prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or

limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 25% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.

(b) **Permitted Transfers**. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective ("**Assignment Date**"), Tenant shall give Landlord a notice ("**Assignment Notice**") containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease (including, but not limited to, a fully negotiated term sheet or a copy of the proposed assignment or sublease in its final form), and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. If federal securities laws prohibit Tenant from delivering an Assignment Notice to Landlord, Tenant shall deliver the Assignment Notice to Landlord as soon as federal securities laws no longer prohibit the delivery of the Assignment Notice. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent, or (ii) refuse such consent, in its reasonable discretion (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting), or (iii) terminate this Lease, in its reasonable discretion, with respect to the space described in the Assignment Notice as of the Assignment Date (an "**Assignment Termination**"). If Landlord does not respond to such request within such 15 business day period, Tenant shall send a second written notice to Landlord requesting Landlord's consent. If Landlord does not respond within 5 business days after receipt of such second notice, such request for consent shall be deemed to have been approved by Landlord. Such second notice to Landlord shall state the following in bold face type in capitalized letters:

> **LANDLORD'S FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS REQUEST SHALL MEAN THAT LANDLORD HAS BEEN DEEMED TO HAVE APPROVED THE REQUEST FOR CONSENT DESCRIBED IN THIS REQUEST.**

If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord's notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord's consent to the proposed assignment, sublease or other transfer. Tenant shall pay to Landlord a fee equal to $1,500 in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents.

Among other reasons, it shall be reasonable for Landlord to withhold its consent in any of these instances: (i) the proposed assignee or sublessee is engaged in areas of scientific research or other business concerns that are controversial, in Landlord's reasonable judgment, or its proposed use of the Premises will violate any applicable Legal Requirement, (ii) in Landlord's reasonable judgment, the

proposed assignee or transferee lacks the creditworthiness to support the financial obligations it would incur under the proposed assignment or sublease, (iii) in Landlord's reasonable judgment, the use of the Premises by the proposed assignee or sublessee would require increased services by Landlord, (iv) Landlord has received from any other landlord to the proposed assignee or sublessee a negative report concerning such other landlord's experience with the proposed assignee or sublessee, (v) Landlord has experienced previous uncured defaults by or is in litigation with the proposed assignee or sublessee, (vi) the proposed assignment will create a vacancy elsewhere in the Project, (vii) the assignment or sublease is prohibited by Landlord's lender, or (viii) the proposed assignee or sublessee is negotiating with Landlord or its affiliates or subsidiaries for other space.

Tenant shall have the right to (y) assign this Lease, upon 30 days prior written notice to Landlord but without obtaining Landlord's prior written consent, to a corporation or other entity that is a successor-in-interest to Tenant, by way of merger, consolidation, or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring this Lease, or (z) assign this Lease or sublet any portion of the Premises to any entity controlling, controlled by, or under common control with Tenant, provided in each case that: (i) the net worth (as determined in accordance with GAAP) of the assignee or Tenant is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the date of Tenant's most current quarterly or annual financial statements, (ii) such assignee shall agree in writing to assume all of the terms, covenants, and conditions of this Lease arising after the effective date of the assignment, and (iii) Landlord shall have the right to approve the form of any such sublease or assignment. Each of the assignments and sublettings described in this paragraph shall constitute a "**Permitted Assignment**."

(c) **Additional Conditions**. As a condition to any such assignment or subletting, whether or not Landlord's consent is required, Landlord may require:

(i) that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under this Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii) A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord's sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(d) **No Release of Tenant, Sharing of Excess Rents.** Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant's other obligations under this Lease. If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the rental payable under this Lease (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, legal costs, advertising costs, marketing costs, and any design or construction fees directly related to and required pursuant to the terms of any such sublease ("**Excess Rent**"), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 15 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(e) **No Waiver.** The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under this Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(f) **Prior Conduct of Proposed Transferee.** Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party's action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

(g) **Subcontractor Occupancy.** Tenant shall have the right, upon 30 days prior written notice to Landlord but without obtaining Landlord's prior written consent, to permit a business entity that is a contractor of Tenant, or otherwise has a business relationship with Tenant, and is providing Tenant services in the course of Tenant's business operations at the Premises or is occupying the Building in furtherance of such business relationship with Tenant (a "**Subcontractor**") to use a portion of the Premises for any Permitted Use; provided, however, that (a) Tenant receives no compensation for such use in excess of that portion of the Rent attributable to such portion of the Premises, (b) the entity remains a Subcontractor for the entire duration of such use and the entity is not indicated on the Building directory or any signage on the Premises, and (c) the entity occupies no more than 500 rentable square feet of the Premises ("**Subcontractor Occupancy**"). Such Subcontractor Occupancy shall not be deemed a sublease or assignment hereunder, nor shall it vest in any such Subcontractor any right, title, or interest in this Lease or the Premises nor shall it relieve, release, impair, or discharge any of Tenant's obligations hereunder. Tenant shall ensure that the Subcontractor complies with the terms of this Lease. Notwithstanding the foregoing, Tenant shall have no right to assign this Lease or sublease all or any

portion of the Premises without Landlord's consent pursuant to this Section 22 if Tenant is not the initial Tenant herein named or a person or entity who acquired Tenant's interest in this Lease in a transaction approved by Landlord.

23. **Estoppel Certificate**. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant's failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default by Tenant under this Lease or be conclusive upon Tenant that this Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

24. **Quiet Enjoyment**. So long as Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25. **Prorations**. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26. **Rules and Regulations**. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as **Exhibit E**. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27. **Subordination**. This Lease and Tenant's interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant's right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant's quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. On Tenant's written request, Landlord shall use its commercially reasonable efforts (but with no obligation to pay any out-of-pocket fees or sums) to obtain from any Holder of a first lien Mortgage at any time during the Term covering any or all of the Project or the Premises a non-disturbance agreement on Holder's standard form in favor of

Tenant assuring Tenant's quiet enjoyment of the Premises as set forth in Section 24 hereof. The term "**Mortgage**" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "**Holder**" of a Mortgage shall be deemed to include the beneficiary under a deed of trust. As of the Commencement Date, no Mortgage obtained by Landlord encumbers the Project.

28. **Surrender**. Upon the expiration of the Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, "**Tenant HazMat Operations**") and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy ("**Surrender Plan**"). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord's environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. Landlord shall review and approve the Surrender Plan (or notify Tenant of any comments of Landlord or any changes required by Landlord) within 5 Business Days after receipt of the Surrender Plan. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant's expense as set forth below, to cause Landlord's environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of this Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for Landlord's environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $5,000. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord's environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord's election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant's Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant

waives all claims against Landlord for any damages resulting from Landlord's retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises. All obligations of Landlord hereunder not fully performed as of the termination of the Term shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations.

29. **Waiver of Jury Trial**. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30. **Environmental Requirements.**

(a) **Prohibition/Compliance/Indemnity**. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord's employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, "**Environmental Claims**") which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord's approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project.

(b) **Business**. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to

Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises ("**Hazardous Materials List**"). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Material is brought onto, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents ("**Haz Mat Documents**") relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord's sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant's business should such information become possessed by Tenant's competitors.

(c) **Tenant Representation and Warranty**. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant's or such predecessor's action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord's sole and absolute discretion.

(d) **Landlord Representation and Warranty**. Landlord hereby represents and warrants to Tenant that, as of the Commencement Date and except as may be set forth in the limited tenant exit audit report prepared by Environ International Corporation dated December 2, 2009 previously delivered to Tenant, Landlord has no actual knowledge that the Project is in violation of any Environmental Laws.

(e) **Testing**. Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant's use. Tenant shall be required to pay the cost of such annual test of the Premises; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant's use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is

found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(f) **Underground Tanks.** If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

(g) **Tenant's Obligations**. Tenant's obligations under this Section 30 shall survive the expiration or earlier termination of this Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord's sole discretion, which Rent shall be prorated daily.

(h) **Definitions**. As used herein, (i) the term "**Environmental Requirements**" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder, and (ii) the term "**Hazardous Materials**" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "**operator**" of Tenant's "**facility**" and the "**owner**" of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

31. **Tenant's Remedies/Limitation of Liability**. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder.

Notwithstanding the foregoing, if any claimed Landlord default hereunder will immediately, materially and adversely affect Tenant's ability to conduct its business in the Premises (a "**Material Landlord Default**"), Tenant shall, as soon as reasonably possible, but in any event within 2 business days of obtaining knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim and telephonic notice to Tenant's principal contact with Landlord. Landlord shall then have 2 business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion. If such claimed Material Landlord Default is not a default by Landlord hereunder, or if Tenant failed to give Landlord the notice required hereunder within 2 business days of learning of the conditions giving rise to the claimed Material Landlord Default, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have been liable to pay hereunder. If Landlord fails to commence cure of any claimed Material Landlord Default as provided above, Tenant may commence and prosecute such cure to completion, and shall be entitled to recover the costs of such cure (but not any consequential or other damages) from Landlord, to the extent of Landlord's obligation to cure such claimed Material Landlord Default hereunder, subject to the limitations set forth in the immediately preceding sentence of this paragraph and the other provisions of this Lease.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "**Landlord**" in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner's ownership.

32. **Inspection and Access**. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other business purpose. During any such entry, Landlord shall use commercially reasonable efforts to minimize interference with Tenant's business operations and shall comply with Tenant's reasonable safety, security, and environmental regulations that are uniformly and routinely imposed by Tenant on any Tenant Party as long as such regulations do not adversely affect or materially increase the cost of Landlord's performance of its activities on the Premises. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant's use or occupancy of the Premises for the Permitted Use. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord's access rights hereunder.

33. **Security**. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant's officers, employees, agents, contractors, guests and

invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant's cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34. **Force Majeure**. Landlord shall not responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond the reasonable control of Landlord ("**Force Majeure**").

35. **Brokers**. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, "**Broker**") in connection with this transaction and that no Broker brought about this transaction, other than CB Richard Ellis ("**CBRE**"). CBRE shall be paid by Landlord pursuant to a separate agreement between Landlord and CBRE. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

36. **Limitation on Landlord's Liability**. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT'S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD'S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD'S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST ANY OF LANDLORD'S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD'S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT'S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37. **Severability**. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable. This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations,

and discussions, whether oral or written, of the parties, and there are no warranties, representations, or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

38. **Signs; Exterior Appearance**. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord's sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord's standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, or (v) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants. Landlord shall, at its sole cost and expense and using Landlord's standard lettering, add Tenant's name to (a) Landlord's monument signage in front of the Project, (b) the Building directory, and (c) the entry suite. Tenant acknowledges that its monument signage rights under this paragraph are non-exclusive.

39. **Right to Expand.**

(a) **Expansion in the Project**. Tenant shall have the right, but not the obligation, to expand the Premises ("**Expansion Right**") to include any Available Space in the Project upon the terms and conditions in this Section. For purposes of this Section 39(a), "**Available Space**" shall mean the approximately 4,302 rentable square feet of space on the second floor of the Project contiguous to the Premises as shown on **Exhibit A** that, once it has been leased to a tenant after the Commencement Date, is not occupied by a tenant or that is occupied by an existing tenant whose lease is expiring within 6 months or less and such tenant does not wish to renew (regardless of whether such tenant has a right to renew) its occupancy of such space. If there is any Available Space in the Project, Landlord shall, at such time as the Available Space is available so long as Tenant's rights hereunder are preserved, deliver to Tenant written notice ("**Expansion Notice**") of such Available Space, together with the terms and conditions on which Landlord is prepared to lease Tenant the Available Space. Tenant shall have 10 business days after delivery of the Expansion Notice to deliver to Landlord written notification of Tenant's exercise of the Expansion Right. Provided that no right to expand is exercised by any tenant with superior rights, Tenant shall be entitled to lease such Available Space upon the terms and conditions set forth in the Expansion Notice.

(b) **Amended Lease**. If: (i) Tenant fails to timely deliver notice accepting the terms of an Expansion Notice, or (ii) after the expiration of a period of 30 days from the date Tenant gives notice accepting Landlord's offer to lease such Available Space, no lease amendment or lease agreement for the Available Space has been executed, and Landlord tenders to Tenant an amendment to this Lease setting forth the terms for the rental of the Available Space consistent with those set forth in the Expansion Notice and otherwise consistent with the terms of this Lease and Tenant fails to execute such Lease amendment within 10 business days following such tender, Tenant shall be deemed to have waived its right to lease the Available Space.

(c) **Exceptions.** Notwithstanding the above, the Expansion Right shall not be in effect and may not be exercised by Tenant: (i) during any period of time that Tenant is in Default under any provision of this Lease; or (ii) if Tenant has been in Default under any provision of this Lease 3 or more times, regardless of whether the Defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Expansion Right.

(d) **Termination**. The Expansion Right shall terminate and be of no further force or effect even after Tenant's due and timely exercise of the Expansion Right, if, after such exercise, but prior to the commencement date of the lease of such Available Space, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Expansion Right to the date of the commencement of the lease of the Available Space, regardless of whether such Defaults are cured.

(e) **Subordinate**. Tenant's rights in connection with the Expansion Right are and shall be subject to and subordinate to any expansion or extension rights granted in the Project to any other tenant before the Commencement Date. As of the Commencement Date, no such tenant has any such superior rights, but Tenant acknowledges that Theranostics Health LLC may expand into the Expansion Space before or during the Term.

(f) **Rights Personal**. The Expansion Right is personal to Tenant and is not assignable without Landlord's consent, which consent may be granted or withheld in Landlord's sole discretion separate and apart from any consent by Landlord to an assignment of Tenant's interest in this Lease except that the Expansion Right may be assigned in connection with any Permitted Assignment of this Lease or by any transferee approved, or deemed approved, by Landlord under the terms and conditions of this Lease.

(g) **No Extension**. The period of time within which the Expansion Right may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise the Expansion Right.

40. **Right to Extend Term**. Tenant shall have the right to extend the Term of this Lease upon the following terms and conditions:

(a) **Extension Right**. Tenant shall have one consecutive right ("**Extension Right**") to extend the term of this Lease for 3 years ("**Extension Term**") on the same terms and conditions as this Lease (other than Base Rent) by giving Landlord written notice of its election to exercise the Extension Right at least 12 months prior, and no earlier than 15 months prior, to the expiration of the Base Term of this Lease.

Upon the commencement of the Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each anniversary of the commencement of the Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined. As used herein, "**Market Rate**" shall mean the then market rental rate as determined by Landlord and agreed to by Tenant, which shall in no event be less than the Base Rent payable as of the date immediately preceding the commencement of such Extension Term increased by the Rent Adjustment Percentage multiplied by such Base Rent.

If, on or before the date that is 9 months prior to the expiration of the Base Term of this Lease, Tenant has not agreed with Landlord's determination of the Market Rate and the rent escalations during the Extension Term after negotiating in good faith, Tenant may by written notice to Landlord not later than 9 months prior to the expiration of the Base Term of this Lease, elect arbitration as described in Section 40(b) below. If Tenant does not elect such arbitration, Tenant shall be deemed to have waived any right to extend the Term of this Lease and the Extension Right shall terminate.

(b) **Arbitration**.

(i) Within 10 days of Tenant's notice to Landlord of Tenant's election to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct ("**Extension Proposal**"). If either party fails to timely submit an Extension

Proposal, the other party's submitted proposal shall determine the Base Rent and escalations for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (as defined below) to determine the Market Rate and escalations. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each party shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party's submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

(ii) The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the 2 closest Arbitrators in a 3 Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made. After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.

(iii) An "**Arbitrator**" shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater Montgomery County, Maryland metropolitan area, or (B) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater Montgomery County, Maryland metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

(c) **Right Personal.** The Extension Right is personal to Tenant and is not assignable without Landlord's consent, which consent may be granted or withheld in Landlord's sole discretion separate and apart from any consent by Landlord to an assignment of Tenant's interest in this Lease, except that the Extension Right may be assigned in connection with any Permitted Assignment of this Lease or by any transferee approved, or deemed approved, by Landlord under the terms and conditions of this Lease.

(d) **Exceptions.** Notwithstanding anything set forth above to the contrary, the Extension Right shall not be in effect and Tenant may not exercise the Extension Right: (i) during any period of time that Tenant is in Default under any provision of this Lease; or (ii) if Tenant has been in Default under any provision of this Lease 3 or more times, regardless of whether the Defaults are cured, during the 12

month period immediately prior to the date that Tenant intends to exercise the Extension Right, regardless of whether the Defaults are cured.

(e) **No Extensions**. The period of time within which the Extension Right may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise the Extension Right.

(f) **Termination**. The Extension Right shall terminate and be of no further force or effect even after Tenant's due and timely exercise of the Extension Right, if, after such exercise, but prior to the commencement date of the Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Extension Right to the date of the commencement of the Extension Term, regardless of whether such Defaults are cured.

41. **Miscellaneous**.

(a) **Notices**. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b) **Joint and Several Liability**. If and when included within the term "**Tenant**," as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c) **Financial Information**. At such time that Tenant's financial statement are no longer publicly available through a Governmental Authority (including, but not limited to, the U.S. Securities and Exchange Commission), Tenant shall furnish Landlord with true and complete copies of (i) Tenant's most recent audited annual financial statements within 90 days of the end of each of Tenant's fiscal years during the Term, (ii) Tenant's most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant's first three fiscal quarters of each of Tenant's fiscal years during the Term, (iii) at Landlord's request from time to time, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant, and (iv) any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

(d) **Recordation**. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(e) **Interpretation**. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f) **Not Binding Until Executed**. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g) **Limitations on Interest.** It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h) **Choice of Law.** Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i) **Time.** Time is of the essence as to the performance of Tenant's obligations under this Lease.

(j) **OFAC**. Tenant, and all beneficial owners of Tenant, are currently (i) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control ("**OFAC**") of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the "**OFAC Rules**"), (ii) not listed on, and shall not during the Term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (iii) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

(k) **Incorporation by Reference**. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(l) **No Accord and Satisfaction**. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

(m) **Hazardous Activities.** Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant's routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord's reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant's Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

[Signatures on next page]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

NEOGENIX ONCOLOGY, INC.

By: [signature]
Name: Philip M. Arlen, M.D.
Title: President & CEO Neogenix Oncology, Inc.

LANDLORD:

ARE-MARYLAND NO. 25, LLC,
a Maryland limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

By: ARE-QRS CORP.,
a Maryland corporation,
general partner

By: [signature]
Name: Jackie Clem
Title: VP Real Estate Legal Affairs

BA3:451920.10

EXHIBIT A TO LEASE
DESCRIPTION OF PREMISES

(see attached)


21'-0"
14'-6½"
11'-6½"
11'-10½"
17'-3½"
17'-3½"
20'-8½"
19'-0"
15'-10½"
13'-3½"
13'-0½"
25'-7½"
12'-0"
19'-4½"
14'-10½"
11'-3½"
12'-1½"
11'-8½"
10'-8½"
12'-4½"
EQUIP
LAB
OFFICE
CONFERENCE
OFFICE 11'x12'
PANTRY
SCALE: 1/16" = 1'-0"
NORTH
0
8'
16'
32'

Alexandria Real Estate Equities, Inc.
15010 Broschart Road Gaithersburg, Maryland

Neogenix
Second Floor Plan

June 22, 2010
Gaudreau, Inc. Architects Planners Engineers

EXHIBIT B TO LEASE
DESCRIPTION OF PROJECT

(see attached)

EXHIBIT B TO LEASE
DESCRIPTION OF PROJECT

The site contains a gross area of 4.06767 acres or 177,188 square feet of land. The site is identified as Parcel "X" in the Shady Grove Life Sciences Center on Montgomery County Tax Map FS41, Parcel N571. The legal description of the subject property is Parcel X, Life Sciences Center business park.

BA3:347689.4

EXHIBIT C TO LEASE
WORK LETTER

Not later than 15 days after the Commencement Date, Landlord shall cause its architect ("**Architect**") to prepare and deliver to Tenant for review and comment construction plans, specifications, and drawings for Landlord's Work ("**Construction Drawings**"). Tenant shall deliver its written comments on the Construction Drawings to Landlord not later than 10 business days after Tenant's receipt of the same. Landlord and the Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Tenant how Landlord proposes to respond to such comments, but Tenant's review rights pursuant to the foregoing sentence shall not delay the design or construction schedule for Landlord's Work. If Tenant fails to provide written comments on the Construction Drawings to Landlord within such 10 business day period, Landlord shall notify Tenant in writing that Tenant's failure to provide written comments to Landlord within 2 business days after receipt of such written notice shall constitute Tenant's approval of the Construction Drawings. Such written notice from Landlord to Tenant shall state the following in bold face type in capitalized letters:

> **TENANT'S FAILURE TO RESPOND WITHIN TWO (2) BUSINESS DAYS AFTER RECEIPT OF THIS REQUEST SHALL MEAN THAT TENANT HAS BEEN DEEMED TO HAVE APPROVED IN ALL RESPECTS THE CONSTRUCTION DRAWINGS PREVIOUSLY SUBMITTED BY LANDLORD TO TENANT.**

Any disputes in connection with such comments shall be resolved in accordance with the following paragraph. Provided that the design reflected in the Construction Drawings is consistent with the Space Plans (as defined below), Tenant shall approve the Construction Drawings submitted by Landlord. Once approved by Tenant, Landlord shall not materially modify the Construction Drawings except as may be reasonably required in connection with the issuance of the applicable building permit. Tenant shall have the right to approve such material modifications to the Construction Drawings, which approval shall not be unreasonably withheld, delayed, or conditioned. If Tenant fails to approve or object to such modifications within 5 business days after receipt of such modifications, Landlord shall notify Tenant in writing that Tenant's failure to approve or object to such modifications within 2 business days after receipt of such modifications shall constitute Tenant's approval of such modifications. Subject to the provisions of the paragraph below, if Tenant objects to such modifications, Landlord and Tenant shall immediately use their reasonable, good faith efforts to resolve the matter as expeditiously as possible so as not to delay the commencement of Landlord's Work. Such written notice from Landlord to Tenant shall state the following in bold face type in capitalized letters:

> **TENANT'S FAILURE TO RESPOND WITHIN TWO (2) BUSINESS DAYS AFTER RECEIPT OF THIS REQUEST SHALL MEAN THAT TENANT HAS BEEN DEEMED TO HAVE APPROVED IN ALL RESPECTS THE MODIFICATIONS TO THE CONSTRUCTION DRAWINGS PREVIOUSLY SUBMITTED BY LANDLORD TO TENANT.**

It is hereby acknowledged by Landlord and Tenant that the Construction Drawings must be completed and approved not later than January 31, 2011, in order for Landlord's Work to be Substantially Complete by the Target Commencement Date (as defined in the Lease). Upon any dispute regarding the design of Landlord's Work, which is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of Landlord's Work, provided (a) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord's and Tenant's positions with respect to such dispute, (b) that all costs and expenses resulting from any such decision by Tenant shall be paid by Tenant, and (c) Tenant's decision will not affect the base Building, structural components of the Building or any Building systems.

Tenant shall have 1 year after Substantial Completion within which to notify Landlord of any claim that Landlord's Work was not completed substantially in accordance with the Construction Drawings (subject to Minor Variations [as defined below] and such other changes as are permitted hereunder) ("**Construction Defect**") discovered by Tenant, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within 30 days thereafter. Notwithstanding the foregoing, Landlord shall not be in default under the Lease if the applicable contractor, despite Landlord's reasonable efforts, fails to remedy such Construction Defect within such 30-day period, in which case Landlord shall have no further obligation with respect to such Construction Defect other than to cooperate, at no cost to Landlord, with Tenant should Tenant elect to pursue a claim against such contractor, provided that Tenant shall defend with counsel reasonably acceptable to Landlord, indemnify and hold Landlord harmless from and against any claims arising out of or in connection with any such claim. For purposes of this Work Letter, "**Minor Variations**" shall mean any modifications reasonably required: (a) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit; (b) to comply with any request by Tenant for modifications to Landlord's Work; (c) to comport with good design, engineering, and construction practices that are not material; or (d) to make reasonable adjustments for field deviations or conditions encountered during the construction of Landlord's Work.

Landlord's Work is described or shown on the following documents, all of which are attached hereto, or are otherwise summarized below (collectively, the "**Space Plans**"):

1. Space plan prepared by Gaudreau Architects dated June 22, 2010 (as amended by Landlord and Tenant).

2. The Contractor Cost Breakdown dated June 24, 2010 prepared by Edgley Construction Group. Note that the budget reflects the reuse of existing casework and supplemented by new/refurbished casework as necessary.

3. Specific design points:

   a. Landlord will increase size of doors at Equipment room near Open Office; entering loading area to suite off elevator landing; and into each of the three new labs at the rear of the space. Doors will be 3'0" with 18" inactive leaf as shown on others.

   b. Casework quote includes sinks and sink fixtures including RO tap at each lab sink (includes flammable cabinets under new fume hood). Location of sinks shown on plan.

   c. Price for painting includes all interior walls, doors, and frames including those that were not modified so that space has a consistent, fresh, finished look.

   d. All damaged existing ceiling tile will be replaced and is included in pricing.

   e. All existing 2' x 4' fluorescent fixtures will be operational and re-lamped prior to occupancy. All new fixtures will be energy efficient.

   f. Add as a line item the cost associated with providing one eyewash at each sink and safety shower(s) if required by code.

   g. Allowance under Alt #3 includes providing RO taps at each sink in labs.

   h. Proposed RO system is acceptable.

i. Proposed remanufactured AMSCO sterilizer is acceptable. Request certification of chamber pressure testing.

j. Ice machine for the lab will produce chipped ice.

k. Landlord to provide 8-220V outlets in locations to be determined.

l. The door leading into the first TC room will be moved to the wall across from the chem./weigh room, and another door will be added that leads from the protein chemistry lab into the TC access hallway, to provide separation.

m. Two sinks will be located in each of the MB and PC labs, one at each end of the casework.

n. Move the closed office to the right of the 3 labs along the back wall next to the open office area, and shift the 3 labs to the right.


OPEN OFFICE
LAB
LAB
LAB
OFFICE
OFFICE
OFFICE
EQUIP
MOLECULAR BIOLOGY
PROTEIN CHEMISTRY
CONFERENCE RM
COLD BOX
AUTOCLAVE
TISSUE CULTURE
TISSUE CULTURE
EQUIP
FL MICRO
IT
OFFICE
COPY
OFFICE 9'X14'
OFFICE 9'X14'
PANTRY
CONFERENCE
RECEPTION
OFFICE 11'x12'
OFFICE 11'x12'
OFFICE 11'x12'
OFFICE 11'x12'
OFFICE 11'x12'
0 8' 16' 32'
SCALE: 1/16" = 1'-0" NORTH

Alexandria Real Estate Equities, Inc.
15010 Broschart Road Gaithersburg, Maryland

Neogenix
Second Floor Plan

June 22, 2010

Gaudreau, Inc. Architects Planners Engineers

CONTRACTOR COST BREAKDOWN
Neogenix -BUDGET PRICING
15010 Broschart
2nd Floor
Rockville, MD
28-Jul-10

EDGLEY CONSTRUCTION GROUP

Plan Gaudreau June 22, 2010

10882 Rentable Square Feet	Qty.	M/U	Unit Price	Total	Division Total	RSF Rate	% of Cost
HARD CONSTRUCTION COSTS							
GENERAL CONDITIONS							
*Project Manager	2	wk	2456	4,912			
*Supervision	5	wk	2000	10,000			
*Fine Clean	1	ls	800	800			
*Adminstrative	1	ls	250	250			
GENERAL CONDITIONS TOTAL					15,962	1.47	3%
DEMOLITION							
*Walls	182	lf	7	1,274			
*Casework demo	1	ls	500	500			
*Carpet	7000	sqft	0.25	1,750			
*Doors	22	ea	35	770			
*Plumbing	1	ls	500	500			
*Air Piping Demo	1	ls	500	500			
*Move Furniture & Equipment	0	ls	0	0			
*Electrical & EquipmentDemolition	1	ls	950	950			
*Haul Trash w/ dump fee and protection	3	ea	650	1,950			
DEMOLITION TOTAL					8,194	0.75	1.66%
Concrete & Fire safing							
*Concrete & core Drill	1	ls	500	500			
*Roofing & Steel	1	ls	6000	6,000			
CONCRETE TOTAL					6,500	0.60	1.32%
MILLWORK & CARPENTRY							
*Install cap on new low wall partition.	0	ls	0	0			
*Rod & Shelf	0	lf	0	0			
*Counter Tops	0	ea	0	0			
*Cabinets & Counters Pantry	10	lf	285	2,850			
*Lab casework USED (RECONDITIONED)-met	178	lf	360	64,080			
*Open Shelving	61.5	lf	65	3,998			
*New 1/2" Resin Tops on ETR PLAM cabs	293.75	sf	28	8,225			
*Other	0		0	0			
MILLWORK & CARPENTRY TOTAL					79,153	7.27	16.07%
DOORS, FRAMES & HDW., GLASS							
*Re-Install Demo'd Doors	6	ea	95	570			
*Interior Door New office 3x9 Mahogany	7	ea	1299	9,093			
*Interior Door NEW unequal pair wood p.g 7'	5	ea	1200	6,000			
*ADA suite entry hardware	2	ea	675	1,350			
*ADA Interior latch sets	19	ea	245	4,655			
*ADA Interior lock sets	8	ea	295	2,360			
*1/2" Glass Herculite Door	0	ea	0	0			
*Double Doors	0	pr	0	0			
DOORS, FRAMES & HDW, GLASS TOTAL					24,028	2.21	5%
PARTITIONS							
*New demising partition	207	lf	40	8,280			
*Low partition 6'8"	0	lf	0	0			
*In Fill	21	lf	25	525			

CONTRACTOR COST BREAKDOWN
Neogenix -BUDGET PRICING
15010 Broschart
2nd Floor
Rockville, MD
28-Jul-10

EDGLEY CONSTRUCTION GROUP

*New slab - slab partition	0	lf	0	0			
*New slab to ceiling partition	253	lf	32	8,096			
*New furred partition	0	lf	0	0			
*Point up perimeter	0	ls	0	0			
*Miscellaneous	0	lf	0	0			
*Patch & Repair Drywall Partitions	1	ls	1525	1,525			
*Sheet rock Ceilings	0	ea	0	0			
PARTITIONS TOTAL					18,426	1.69	4%
CEILINGS							
*New Acoustical Tile Ceiling	0	sf	0.00	0			
*New Ceiling Tile (50% replaced)755B Armstrc	5441	sf	1.50	8,162			
CEILINGS TOTAL					8,162	0.75	1.66%
PAINTING							
*Paint Walls offices (flat), lab (semi-gloss)	43326	sf	0.35	15,164			
*Wall Covering	0	lf	0	0			
*Paint Door & Frames	19	ea	105	1,995			
*Stain Doors & Frames	4	ea	150	600			
*Suite Entry Doors	0	ea	0	0			
PAINTING TOTAL					17,759	1.63	3%
FLOORING							
*Vinyl base	4814	lf	2.00	9,628			
*Carpet 28 oz loop	487	sy	20.00	9,730			
*Carpet repair	0	ls	0	0			
*VCT (Azrock)	4559	sf	2.00	9,118			
*Ceramic floor w/ base& threshold	0	ea	0	0			
FLOORING TOTAL					28,476	2.62	6%
EQUIPMENT							
*Fume Hood Used - 6', no sink	1	ls	6500	6,500			
*Appliances (Refrigerator)	1	ls	1250	1,250			
EQUIPMENT TOTAL					7,750	0.71	2%
HVAC							
*Air distribution	0	ls	0	0			
*Diffusers	18	ea	156	2,808			
*Return Air Grills	16	ea	85	1,360			
*NEW RTU 40 TON 350,000 BTU/HR	1	ls	142000	142,000			
*Set thermostats	2	ea	325	650			
*Supplemental Units	2	ea	12500	25,000			
*Relocated diffusers	20	ls	85	1,700			
*Air balance	10882	ea	0.40	4,353			
HVAC TOTAL					177,871	16.35	36.12%
PLUMBING							
*Plumbing (utilizing domestic hot water)	1	ls	42500	42,500			
PLUMBING TOTAL					42,500	3.91	9%
LIFE SAFETY							
*Sprinkler	25	ea	285	7,125			
LIFE SAFETY TOTAL					7,125	0.65	1.45%
ELECTRICAL							
* 2x4 Fluorescent Fixtures New	20	ea	225	4,500			
* 2x4 Fluorescent Fixtures Relocate	24	ea	95	2,280			

CONTRACTOR COST BREAKDOWN
Neogenix -BUDGET PRICING
15010 Broschart
2nd Floor
Rockville, MD
28-Jul-10

EDGLEY CONSTRUCTION GROUP

*Reswitch lights	1	ls	586	586			
*Run power to autoclave	1	ls	900	900			
*New switches	34	ea	125	4,250			
*power to lab equipment	24	ea	285	6,840			
*Exit lights	7	ea	225	1,575			
*Whip Install (Systems Furniture)	0	ea	0	0			
*System Furniture Circuits	3	ea	285	855			
*Fire Alarm Expander Panel	1	ea	1800	1,800			
*Fire-alarm tie-in to panel	1	ea	500	500			
*Fire-alarm Strobe	18	ea	350	6,300			
*Dedecated Outlet	10	ea	250	2,500			
*Duplex outlet	75	ea	185	13,875			
*Separate circuit 20A GFI	2	ea	210	420			
*Telephone/data ring & String	35	ea	40	1,400			
*RTU power feed	1	ls	2000	2,000			
ELECTRICAL TOTAL					50,581	4.65	10%
Subtotal All Divisions				**492,486**	**492,486**	**45.26**	99%
Contractor fee	1%			**4,925**	**4,925**	**0.45**	
Hard Construction Costs Subtotal				**497,411**	**497,411**	**45.71**	
Architectural & Engineering Fees	**10,882**	**sf**	**3.00**	**32,646**			
Structural Engineering Drawings	**1**	**ls**	**3000**	**3,000**			
Permits	**1**	**ls**	**10882**	**10,882**			
				543,939		**49.99**	
Alt#1 Ice Machine (specs below)	1	**ls**	**3,500**	**3,500**	**3,500**	**0.32**	
Alt #2 Water Softener (specs below)	1	**ls**	**2,810**	**2,810**	**2,810**	**0.26**	
Alt#3 Plumbing RO (specs below)	1	**ls**	**21,570**	**21,570**	**21,570**	**1.98**	
Alt#4 Autoclave (specs below)	1	**ls**	**26,434**	**26,434**	**26,434**	**2.43**	
Alt#5 Gas Generator (specs below)	1	**ls**	**75,000**	**75,000**	**75,000**	**6.89**	
Alt#6 Gas Piping (sepcs below)	1	**ls**	**7,500**	**7,500**	**7,500**	**0.69**	
	1			**0**	**0**	12.57	
				680,753	**136,814**		

ASSUMPTIONS / NOTES:

Armstrong 755B 2x4 ceiling tile THROUGHOUT
VCT Rooms - Copy, Pantry and all Labs/Equip
Systems furniture by others only wired with whips provided.
Excludes ADA modifications to base building.
We exclude lab safety equipment (eye washes, and showers)
We exclude any steam (other than internal).
Reusing existing entry doors from corridor.
All orbital door hardware to be changed to lever.
All interior office walls assumed to be floor to ceiling.
All existing lab casework existing to remain.
Lab Area assumed to receive standard AZ Rock VCT
All office doors assumed to match to existing.
All lab doors to be assumed to be paint grade wood.
We exclude specialty flooring, specialty painting, lab grade lighting, medical grade conduit, or HEPA filtration.
New RTU to match existing RTUs and plenum return lab space costs.
Assume all items shown on plans are owner supplied BSC
All security or low voltage is excluded.

ICE MACHINE

CONTRACTOR COST BREAKDOWN
Neogenix -BUDGET PRICING
15010 Broschart
2nd Floor
Rockville, MD
28-Jul-10

Whirlpool GI15NDXTS

WATER SOFTENER

Furnish one (1) Simplex Water Softener for the Autoclave: Model S-31A-TC (9"D x 48"H) fiberglass, backwashing water softener with time clock initiated regenerations. Brine tank included. This softener can handle up to 7 gallons per minute continuous flow rate with a 5 psi pressure drop. Cold, potable city water feed required.

RO WATER

A. Furnish and install one (1) Reverse Osmosis Water System to feed approximately 6 outlets. The system will be located possibly in the Autoclave room.

B. Furnish and install one (1) Point of Use Deionized Water system to one of the sinks. At this point the end users can obtain the DI water from here with carboys. This system will provide Type 1, 18 megohm/cm water quality and is comparable to a Millipore or Barnstead unit but is less in capital cost and maintenance cost.

Option to furnish a water softener to feed the proposed Autoclave which will eliminate scaling and hardness build up within the Autoclave

DI Plumbing allowance (The **main components** within deionized water system are as follows:

1. Two (2) MB8: Mixed Bed DI Tank Exch. Services (.45 cu. ft. each)
2. One (1) 2MEG: Red/Green Indicator light
3. One (1) March Recirculation pump with tubing kit
4. One (1) ½ gpm Ultraviolet Purifier with 254nm bulb.
5. One (1) .04 micron absolute inline Hollow Fiber Capsule Ultrafilter
6. One (1) All Natural High density Polypropylene hand held sprayer or faucet or a diaphragm valve for higher fill
7. One (1) 753-II-11: Digital Resistivity monitor
8. Materials & Installation

AUTOCLAVE INFORMATION

REMANUFACTURED AMSCO 3013
GRAVITY/PREVACUUM SINGLE DOOR STERILIZER
DESIGNED FOR STERILIZATION OF LIQUIDS IN FLASKS
WITH VENTED CLOSURES, AT 250 DEGREES F (122
DEGREE C), AND ALSO HEAT-AND-MOISTURE-STABILE
GOODS AT 270 DEGREES F (132 DEGREES C),
PREVACUUM DESIGNED FOR EFFICIENT, HIGH-VOLUME
PROCESSING OF HEAT-AND-MOISTURE-STABILE
MATERIALS, SUCH AS FABRICS, WRAPPED HARD
GOODS, GLASSWARE AT 270 DEGREES F (132
DEGREES C). PREVACUUM UNIT WILL ALSO RUN
GRAVITY-TYPE CYCLES; WITH NEW PIPING
COMPONENT PACKAGE, RENOVATED 16 X 16 X 26
PRESSURE CHAMBER AND RADIAL ARM DOOR WITH
RACK AND TWO SHELVES. CONTROL COLUMN
INCLUDES AN EASY-TO-READ VACUUM FLUORESCENT
DISPLAY AND AN INTEGRAL THERMAL PRINTER. ONE
YEAR PARTS AND LABOR WARRANTY. EXCLUDING
EXPENDABLE PARTS USED FOR PM PURPOSES.

REIMERS STEAM BOILER MODEL RH 20KW WITH HIGH

PRESSURE FEED WATER PUMPING SYSTEM ASSEMBLED AND WIRED TO BOILER: INCLUDED SOLENOID WATER FEED, EQUIPPED WITH ADJUSTABLE PRESSURE CONTROL AND MANUAL RESET HI-LIMIT CONTROL, HEAVY DUTY MAGNETIC CONTACTORS, COMBINATION LOW WATER CUT-OFF AND WATER CONTROLLER, 150# FORGED STEEL FLANGE MOUNTED STEAM OUTLET VALVE, WATER GAUGE GLASS WITH PROTECTOR, OFF-ON SWITCH WITH PILOT LIGHT. SHELL IS OF ASME CONSTRUCTION WRAPPED IN 2" FIBERGLASS INSULATION & ENCASED WITH 20GA S/S JACKET. VOLTAGE AVAILABLE: 208,240,346,380,415,480,600: 3 PHASE 50/60 HERTZ. ONE YEAR PARTS WARRANTY.

AUTOMATIC FLUSH & DRAIN; RECOMMENDED OPTIONAL MOTORIZED AUTOMATIC FLUSH AND DRAIN SYSTEM, TO INCREASE LIFE OF GENERATOR. FLUSH AND DRAIN SYSTEM BLOWDOWN START WHEN UNIT IS BELOW 15PSI.

DESCAL-A-MATIC DEDC-6 WATER TREATMENT SYSTEM, EXTENDS THE LIFE OF STEAM GENERATORS BY REDUCING SCALE BUILT UP ON HEATING ELEMENTS.

BACK UP GENERATOR

1-60KW 200 amp 120/208 volt 3 phase
Natural gas generator
1-200 amp automatic transfer switch
1-new 200 amp 120/208 volt 3 phase
42 circuit panel
1-200 amp 120/208 volt 3 phase
Normal power feeder
14-Install new 20 amp 120 volt circuits to new panel
2-Install new 20 amp 208 volt circuits to new panel
1-electrical permit

November 19, 2010
15010 Broschart Drive
Rockville, MD 20855
Neogenix
Design Intent Work Letter
Page 1 of 8
10,882 SF

General Conditions –
Project Manager (2 weeks) and Job site superintendent supervision (5 weeks) are included in the scope of work. Fine clean and administrative coverage associated with O&M, permitting and contract/documents.

Demolition –
The scope of work will include:

- Removal of walls as required by the Gaudreau, Inc. floor plan (dated June 22, 2010).
- Removal of visible carpet and VCT flooring as required for replacement.
- Removal and salvage of existing doors for reuse.
- Damaged ceiling tiles will be removed for replacement.

Concrete, Fire Safing, Roofing –
The scope of work will include:

- Core drilling will be provided as needed to accommodate new pantry and lab sinks as well as drain for plumbing (pending selections of add alternates).
- Roofing repair and flashings will be installed as required to accommodate condensing units for supplemental AC units and new roof top unit.

Millwork & Carpentry –
The scope of work will include:

- Plastic Laminate Millwork: 10 (ten) linear feet of new plastic laminate casework and countertops in pantry.
- Laboratory Casework:
  - As shown in attached plan dated 7/20/2010 (Attachment A)

Room Name	Total Linear Footage Casework	Existing to Remain Casework	New Casework footage	A - New Base Cabinets Only	B - New Upper & Lower Cabs	C - New Open Shelving (3 high)	D - Replace Tops Only on Existing Cabinets
Lab 1	32	0	32	16	0	16	0
Lab 2	32	0	32	16	0	16	0
Lab 3	32	0	32	16	0	16	0
Molecular Biology	80.5	54.5	26	26	0	0	54.5
Protein Chemistry	106.5	63	43.5	30	0	13.5	63
Tissue Culture 1	4	0	4	4	0	0	0
Tissue Culture 2	8.5	0	8.5	8.5	0	0	0
Total	295.5	117.5	178	116.5	0	61.5	117.5

Doors, Frames, Hardware and Glass –
The scope of work will include:

- Re-install 13 existing doors and hardware.
- Furnish and install 16 new doors and frames (to match building standard) ; hollow metal knock down frames with solid core wood stain grade birch doors.

Partitions –
The scope of work will include:
- Per the attached Gaudreau, Inc. floor plan (dated June 22, 2010) furnish and install new demising partition to separate tenant from other space on the floor. This partition will be full height to the underside of the roof deck; All new interior partitions are to extend from the slab to the underside of existing ceiling grid
- Full height partitions will be installed at the conference only.
- Existing partitions will be patched and repaired as required and repainted.
- Wall assembly to be 2 ½" metal studs with 18" OC stud separation, drywall to be ½". No walls to receive insulation.

Ceilings –
The scope of work will include:
- Furnish and install new Armstrong 755B 2x4 ceiling tile throughout the entire tenant area.
- All existing ceiling grids will remain and be repaired and be repainted.

Painting –
The scope of work will include:
- Painting of all existing partitions throughout suite with two coats of flat latex paint
- All new partitions to receive two coats of flat latex paint.
- All ceiling grid to be repainted if needed.
- All existing and new door frames and side light frames will be painted.

Flooring –
The scope of work will include:
- Furnish and install new carpet flooring throughout the office suite, using J&J Invision (or equal) commercial density carpet (Series: Alias, Assurance, Frequency, Fuse, Integrity, Jackpot, Mix, Merge, Fuse or Solutions).
- Furnish and install new 4" vinyl cove base by Johnsonite (or like) throughout the entire tenant space.
- Furnish and install new 12"x12" vinyl composite tile (manufacturer: AZ Rock) throughout the entire laboratory area.

Equipment –
The scope of work will include:
- One new refurbished 6' (6 foot) fume hood with flammable base cabinet for Protein Chemistry Lab.

HVAC –
The scope of work will include:
- 18 (eighteen) new diffusers (tied into existing building systems assumed to be functional and adequate),
- 16 (sixteen) new return air grills, set two thermostats.
- Furnish and install two new supplemental AC units (one to supply {cooling only air} at large conference room, one to supply {cooling only air} to the LAN room).
- Relocate 20 (twenty) diffusers.
- Air balance area of construction to comply with Montgomery County building permit requirements.
- Room pressurization is excluded.

Plumbing –
The scope of work will include:

- Furnish and install new pantry rough in and sink including drain and hot and cold water (point of use (Insta-hot or like).
- Furnish and install new sinks at new laboratory benches where shown on the plan.

Life Safety (Sprinkler) –
The scope of work will include:

- Furnish and install sprinkler heads as required by the Gaudreau, Inc. June 22, 2010 plan.

Electrical –
LIGHTING
The scope of work will include:

- Provide and install (20) twnety new prismatic 2x4 light fixtures.
- Relocate (24) twenty four existing 2x4 light fixtures.
- Re-lamp and/or re-ballast (20) twenty existing 2x4 light fixtures.
- Provide and install (7) seven standard exit light fixtures.
- Provide and install (34) thirty four ceiling mounted dual technology occupancy sensor switches.

POWER
The scope of work will include:

- Install (2) two GFI receptacles.
- Install (75) seventy fiveduplex receptacles.
- Install (2) two junction boxes with circuitry and make the electrical connections to the owner-furnished furniture whip.
- Provide power and make the electrical connections to the garbage disposal.
- Provide power and make the electrical connections to the instant hot.
- Install (1) one dedicated receptacle for the microwave.
- Install (20) twenty new 20 amp 120 volt circuits.
- Install (35) thirty five ring & strings for the voice/data devices.
- Install (30) thirty dedicated 20 amp 208 volt circuits for the equipment.
- Provide power and make the electrical connections to the AC-1& AC-2 & RTU-New.
- Install (1) one roof-top GFI receptacles.
- Install (2) two dedicated quad receptacles.
- Install (1) one 30 amp 208 volt receptacle for the server.

FIRE ALARM
The scope of work will include:

- Provide and install (9) nine new Wheelock strobe devices.
- Provide and install (1) one new Wheelock Smoke Detector.
- Provide and install (14) fourteen Wheelock bell/strobe devices.
- Submittals and permit are included.
- Scope excludes synchronization module or replacement of existing fire alarm devices.

BACK-UP POWER (offered as an Add Alternate)

- 1-60KW 200 amp 120/208 volt 3 phase, Natural gas generator
- 1-200 amp automatic transfer switch
- 1-new 200 amp 120/208 volt 3 phase 42 circuit panel
- 1-200 amp 120/208 volt 3 phase Normal power feeder
- 14-Install new 20 amp 120 volt circuits to new panel
- 2-Install new 20 amp 120 volt circuits to new panel
- 1-electrical permit

Architectural/Engineering/Permitting –
The scope of work will include:

- Provide Architectural and Engineering plans in accordance with landlord approval.
- A/E meetings will include three (3) meetings with the tenant.
- Obtain building and trade permits.

July 19, 2010
15010 Broschart Drive
Rockville, MD 20855
Neogenix
Design Intent Work Letter

Exclusions/Clarifications/Assumptions
EXCLUSIONS –

Pricing excludes all data and telephone wiring or demo of existing low voltage wiring. Any and all furniture (including but not limited to lab equipment shown on the plans and systems furniture) are to be provided by the tenant.

Pricing assumes: existing building systems to be operational and sufficient to supply: hot and cold air, water and power.

ASSUMPTIONS / NOTES:

Armstrong 755B 2x4 ceiling tile THROUGHOUT

VCT Rooms - Copy, Pantry and all Labs/Equip

Systems furniture by others only wired with whips provided.

Excludes ADA modifications to base building.

We exclude lab safety equipment (eye washes, and showers)

We exclude any steam (other than internal).

Reusing existing entry doors from corridor.

All orbital door hardware to be changed to lever.

All interior office walls assumed to be floor to ceiling.

All existing lab casework existing to remain.

Lab Area assumed to receive standard AZ Rock VCT.

All office doors assumed to match to existing.

All lab doors to be assumed to be paint grade wood.

We exclude specialty flooring, specialty painting, lab grade lighting, medical grade conduit, or HEPA filtration.
New RTU to match existing RTUs and plenum return lab space costs.
All equipment shown on plans other than one fume hood in Protein Chemistry is to be provided by tenant.
We exclude room pressurization.
We exclude all security and low voltage.

ICE MACHINCE - Whirlpool GI15NDXTS

**SPECIALIZED
WATER**

A. Furnish and install one (1) Reverse Osmosis Water System to feed approximately 6 outlets. The system will be located possibly in the Autoclave room.

B. Furnish and install one (1) Point of Use Deionized Water system to one of the sinks. At this point the end users can obtain the DI water from here with carboys. This system will provide Type 1, 18 megohm/cm water quality and is comparable to a Millipore or Barnstead unit but is less in capital cost and maintenance cost.

Option to furnish a water softener to feed the proposed Autoclave which will eliminate scaling and hardness build up within the Autoclave

DI Plumbing allowance (The **main components** within deionized water system are as follows:

1. Two (2) MB8: Mixed Bed DI Tank Exch. Services (.45 cu. ft. each)
2. One (1) 2MEG: Red/Green Indicator light
3. One (1) March Recirculation pump with tubing kit
4. One (1) ½ gpm Ultraviolet Purifier with 254nm bulb.
5. One (1) .04 micron absolute inline Hollow Fiber Capsule Ultrafilter
6. One (1) All Natural High density Polypropylene hand held sprayer or faucet or a diaphragm valve for higher fill rates.
7. One (1) 753-II-11: Digital Resistivity monitor
8. Materials & Installation

AUTOCLAVE INFORMATION

REMANUFACTURED AMSCO 3013
GRAVITY/PREVACUUM SINGLE DOOR STERILIZER
DESIGNED FOR STERILIZATION OF LIQUIDS IN FLASKS
WITH VENTED CLOSURES, AT 250 DEGREES F (122
DEGREE C), AND ALSO HEAT-AND-MOISTURE-STABILE
GOODS AT 270 DEGREES F (132 DEGREES C),
PREVACUUM DESIGNED FOR EFFICIENT, HIGH-VOLUME
PROCESSING OF HEAT-AND-MOISTURE-STABILE
MATERIALS, SUCH AS FABRICS, WRAPPED HARD
**GOODS, GLASSWARE AT 270 DEGREES F (132
DEGREES C). PREVACUUM UNIT WILL ALSO RUN**
GRAVITY-TYPE CYCLES; WITH NEW PIPING
COMPONENT PACKAGE, RENOVATED 16 X 16 X 26

RACK AND TWO SHELVES. CONTROL COLUMN INCLUDES AN EASY-TO-READ VACUUM FLUORESCENT DISPLAY AND AN INTEGRAL THERMAL PRINTER. ONE YEAR PARTS AND LABOR WARRANTY. EXCLUDING EXPENDABLE PARTS USED FOR PM PURPOSES.

REIMERS STEAM BOILER MODEL RH 20KW WITH HIGH PRESSURE FEED WATER PUMPING SYSTEM ASSEMBLED AND WIRED TO BOILER: INCLUDED SOLENOID WATER FEED, EQUIPPED WITH ADJUSTABLE PRESSURE CONTROL AND MANUAL RESET HI-LIMIT CONTROL, HEAVY DUTY MAGNETIC CONTACTORS, COMBINATION LOW WATER CUT-OFF AND WATER CONTROLLER, 150# FORGED STEEL FLANGE MOUNTED STEAM OUTLET VALVE, WATER GAUGE GLASS WITH PROTECTOR, OFF-ON SWITCH WITH PILOT LIGHT. SHELL IS OF ASME CONSTRUCTION WRAPPED IN 2" FIBERGLASS INSULATION & ENCASED WITH 20GA S/S JACKET. VOLTAGE AVAILABLE:
208,240,346,380,415,480,600: 3 PHASE 50/60 HERTZ.
ONE YEAR PARTS WARRANTY.

AUTOMATIC FLUSH & DRAIN;
RECOMMENDED OPTIONAL MOTORIZED AUTOMATIC FLUSH AND DRAIN SYSTEM, TO INCREASE LIFE OF GENERATOR. FLUSH AND DRAIN SYSTEM BLOWDOWN START WHEN UNIT IS BELOW 15PSI.

DESCAL-A-MATIC DEDC-6 WATER TREATMENT SYSTEM, EXTENDS THE LIFE OF STEAM GENERATORS BY REDUCING SCALE BUILT UP ON HEATING ELEMENTS.

END AUTOCLAVE INFORMATION

July 19, 2010
15010 Broschart Drive
Rockville, MD 20855
Neogenix
Design Intent Work Letter
Page 8 of 8
Add Alternate Specifications Continued

BACK UP GENERATOR

1-60KW 200 amp 120/208 volt 3 phase
Natural gas generator
1-200 amp automatic transfer switch
1-new 200 amp 120/208 volt 3 phase
42 circuit panel
1-200 amp 120/208 volt 3 phase
Normal power feeder
14-Install new 20 amp 120 volt circuits to new panel
2-Install new 20 amp 208 volt circuits to new panel
1-electrical permit

Included in the pricing include:
#1 Ice Machine ADD $3,500
#2 Water Softener ADD $2,810
#3 Plumbing Specialized System ADD $21,570
#4 Autoclave ADD $26,434
#5 Gas Generator ADD $75,000
#6 Gas Piping ADD $7,500

EXHIBIT D TO LEASE
ACKNOWLEDGMENT OF COMMENCEMENT DATE

This **ACKNOWLEDGMENT OF COMMENCEMENT DATE** is made as of this _____ day of _________, 2011, between **ARE-MARYLAND NO. 25, LLC**, a Maryland limited liability company ("**Landlord**"), and **NEOGENIX ONCOLOGY, INC.**, a Maryland corporation ("**Tenant**"), and is attached to and made a part of the Lease dated as of November __, 2010 ("**Lease**"), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree that the Commencement Date of the Base Term of the Lease is November __, 2010, the Rent Commencement Date for Base Rent and Operating Expenses is __________, 2011 (subject to the applicable abatement set forth in Section 4(a) of the Lease), and the expiration date of the Base Term of the Lease shall be midnight on ________, _______. In case of a conflict between the terms of the Lease and the terms of this Acknowledgement of Commencement Date, this Acknowledgement of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

NEOGENIX ONCOLOGY, INC.

By:______________________________
Name:____________________________
Title:_____________________________

LANDLORD:

ARE-MARYLAND NO. 25, LLC,
a Maryland limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

By: ARE-QRS CORP.,
a Maryland corporation,
general partner

By:___________________________
Name:_________________________
Title:__________________________

BA3:451920.10

EXHIBIT E TO LEASE

Rules and Regulations

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3. Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or, except as specifically approved in the Lease, other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

EXHIBIT F TO LEASE
TENANT'S PERSONAL PROPERTY

NONE